UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2026
________________________________________________________
Bridger Aerospace Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
________________________________________________________

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade MT	59714
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (406) 813-0079
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 17, 2026, the Board of Directors of Bridger Aerospace Group Holdings, Inc. (the “Company”) appointed Rebecca Gerleman to the position of Senior Vice President, Chief Accounting Officer of the Company, effective as of September 18, 2026 (the “Effective Date”).
Ms. Gerleman, age 36, served as Senior Director of Technical Accounting & Financial Reporting of the Company from February 1, 2026 until her appointment as Senior Vice President, Chief Accounting Officer. She previously served as Director of Technical Accounting & Financial Reporting of the Company from December 2024 to January 2026. Prior to joining the Company, Ms. Gerleman spent approximately twelve years at Deloitte & Touche LLP in progressive audit and assurance roles, including a position in the National Professional Practice, serving private and publicly listed companies within the aerospace & defense and life sciences industries. Ms. Gerleman started her career with Deloitte in 2012, where her last position was Audit & Assurance Senior Manager. Ms. Gerleman graduated from Whitworth University with a Bachelor of Science in Accounting. She is a certified public accountant in the State of California.
Ms. Gerleman’s base salary will be $330,000 and she will be granted a one-time equity award in the amount of $108,733 consisting of restricted stock units. The equity award was issued pursuant to the terms of the Company’s 2023 Omnibus Incentive Plan and the form of award agreements previously approved by the Board.
Ms. Gerleman will also be eligible to participate in the Company’s other benefits as may be offered from time to time to other similarly situated employees, including participation in the Company’s 401(k) plan. In addition, Ms. Gerleman is expected to enter into an indemnification agreement, in the form generally provided to officers of the Company.
The selection of Ms. Gerleman to serve as the Company’s Senior Vice President, Chief Accounting Officer was not made pursuant to any arrangement or understanding between Ms. Gerleman and any other person. In addition, there are no family relationships between Ms. Gerleman and any director or executive officer of the Company, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Ms. Gerleman and the Company and/or its subsidiaries.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: September 21, 2026	By:	/s/ Justin D. Mogford
Justin D. Mogford
General Counsel and Corporate Secretary